Exhibit 4.5

 The tru Shrimp Company

UNSECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES AUTHORITIES. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

THIS NOTE PURCHASE AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY U.S. OR OTHER SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES REVIEWED OR DETERMINED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE BUSINESS, TAX AND OTHER RISKS INVOLVED.

This Unsecured Convertible Note Purchase Agreement (this “Agreement”) is entered into as of September 8th, 2021 (“Effective Date”), by The trū Shrimp Company, a Delaware corporation (the “Company”) and the Person listed at the signature page (the “Purchaser”).

The Company is selling up to $10,000,000 principal amount of Unsecured Convertible Notes (each a “Note” and collectively the “Notes”) in the form attached as Exhibit A, in this offering of Notes (“Offering”). This sale of a Note to Purchaser is part of that Offering. The Notes are unsecured notes. The Notes bear interest at a rate of six (6%) percent per annum, simple interest, and have a maturity date of September 30, 2024 (“Maturity Date”) unless converted before the maturity date.

The Notes will convert on the same terms and conditions and upon the closing of a Qualified Offering into the Company or, if no such Qualified Offering occurs, at the Maturity Date without a Qualified Offering. A Qualified Offering is defined as an offering of at least $15,000,000 of equity or debt securities. A Qualified Offering could be in the form of a preferred stock offering, a public offering of common stock, the acquisition or merger of the company with another company, including a SPAC, or other private securities transaction. If there is no Qualified Financing upon the Promissory Notes reaching the Maturity Date, the Notes will convert at the offering price of the most recently closed offering on a common stock equivalent basis.

As of October 31, 2021, 12,115,285 shares of Common Stock are issued and outstanding, along with one (1) Series X Preferred Stock issued and outstanding. In addition, there are also 662,434 Stock Options and 740,452 Stock Warrants to purchase Common Stock that are issued and outstanding.

At the commencement of this Offering there is an additional Convertible Note in the principal amount of $6,830,226, accruing interest at the rate of 2% per annum, simple interest. This Note is convertible at a later date based on future events.

At the commencement of this Offering, there are two additional and concurrent $15,000,000 Common Stock Offerings. The first is an equity offering at $9.33 per share in which Stock Warrants are available for the investor. The second is an equity offering at $9.33 per share in which 70% of the proceeds will be held in an escrow until closing has occurred on the necessary financing for the construction of Madison Bay Harbor and operations of the Company until that Harbor is operational. There are no Stock Warrants issued under the second equity offering.

The Company has prepared and made available to the Purchaser (i) the Company’s Confidential Information Memorandum dated as of April 29, 2021, and (ii) a digital Due Diligence Folder, if requested by the Investor (together, the “Disclosure Documents”) in addition to the capitalization disclosures above.

The Company wishes to sell to Purchaser, and Purchaser wishes to purchase from Company, a Note in principal amount stated at Schedule A to this Agreement, to purchase the number of shares of Common Stock as listed at Schedule A.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.           Sale and Purchase of Notes.

1.1          Sale and Purchase. On the date hereof on the terms and subject to the conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a Note in the principal amount set forth opposite the Purchaser’s name on Schedule A, at the purchase price (“Purchase Price”) stated on Schedule A to purchase the number of shares of Company Common Stock stated on Schedule A.

1.2          Closing; Delivery. The closing of the sale and purchase of the Notes under this Agreement (the “Closing”) shall take place at a location designated by the Company on the date hereof contemporaneously with the execution and delivery of this Agreement by the Company (such date, the “Closing Date”). At the Closing, on the terms and subject to the conditions hereof, the Company shall deliver to the Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Schedule A, against payment of the Purchase Price set forth on Schedule A in the form of immediately available federal funds, certified or official bank check and/or by another method acceptable to the Company.

1.3          No Escrow; No Minimum Offering Amount. There is no independent escrow for this Offering, nor is there a minimum aggregate amount of Notes required to be purchased for the Closing to occur. When the Company accepts this Purchase Agreement, the Company will promptly deposit the Purchase Price into its bank account and issue the Note to the Purchaser.

2.         Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, to purchase the Notes, the Company hereby represents and warrants to the Purchaser as follows:

2.1          The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

2.2          The Company has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, the Note, and to issue the Common Stock issuable on conversion of the Note (“Conversion Stock”) and has taken all necessary corporate action to authorize such execution, delivery and performance.

2.3          This Agreement, the Notes constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.          Representations of Purchaser; Limitations on Disposition. Purchaser hereby represents and warrants to the Company as follows (for purposes of this Agreement, the term “Securities” is sometimes used to refer to the Notes and the Conversion Stock):

3.1         Accredited Investor. Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (“Securities Act”), because the Investor is one of the following:

(a) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in either an individual or fiduciary capacity.

(b) an insurance company as defined in Section 2(13) of the Securities Act.

(c) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

(d) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(e) a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(f) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan having total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(g) a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(h) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(i) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

(j) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(k) an entity not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

(l) an entity, all of whose equity owners are “accredited investors”

(m) a “family office” as defined in rule 202(a)(11)(g)-1 under the Investment Advisors Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluation the merits and risks of the prospective investment;

(n) a “family client,” as defined in rule 202(a)(11)(g)-1 under the Investment Adviser’s Act of 1940, of a family office meeting the requirements in section (m) above whose prospective investment in the issuer is directed by such family office.

(o) an individual, who:

(i) is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

(ii) has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

(iii) had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(iv) holds in good standing one or more professional certifications from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

(v) is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the Investment Company Act of the issuer of the securities being offered or sold here the issue would be an investment company as defined in section 3 of such act but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

3.2         Investment Experience. The Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the prospective investment, which are substantial, and has in fact evaluated such merits and risks in making his investment decision to purchase the Securities. The Purchaser, by virtue of Purchaser's business and financial expertise, has the capacity to protect Purchaser's own interest in connection with this transaction, or has consulted with tax, financial, legal or business advisors as to the appropriateness of an investment in the Securities. Purchaser has not been organized for the purpose of investing in Securities of the Company, although such investment is consistent with its purposes.

3.3         No Distributor, Dealer or Underwriter. Purchaser is not a distributor or dealer of the Securities. Purchaser is not taking the Securities with the intent to make a distribution of the Securities, as such terms are defined in the Act and the Securities Exchange Act of 1934 (the “1934 Act”).

3.4         Investment Intent. The Purchaser is acquiring the Securities for Purchaser's own account and for investment purposes and not for sale or with a view to distribution of all or any part of such Securities.

3.5         No Immediate Need for Liquidity. The Purchaser understands that the Securities are not currently traded on any stock exchange, and may never be traded on a stock exchange. Purchaser is familiar with the requirements of Rule 144 and the restrictions on resales of non-public securities. Accordingly, the Purchaser is aware that there are legal and practical limits on the Purchaser’s ability to sell or dispose of the Securities, and, therefore, that the Purchaser must bear the economic risk of the investment for an indefinite period of time. The Purchaser has adequate means of providing for the Purchaser’s current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Purchaser’s commitment to illiquid investments is reasonable in relation to the Purchaser’s net worth.

3.6         Exempt Transaction. The Purchaser understands that the Securities are considered “restricted securities” as they are being offered and sold in reliance on specific exemptions from the registration requirements of U.S. federal and state law, and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.

3.7         Authority. If the Purchaser is an individual, the Purchaser has reached the age of majority according to the laws of the jurisdiction in which he resides. The Purchaser, if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement and each other document included herein as an exhibit to this Subscription Agreement for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Purchaser is executing this Subscription Agreement, and the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing. If the signatory of this Agreement on behalf of the Purchaser is not the Purchaser or an authorized officer or partner of the Purchaser, the signatory represents and warrants to the Company that the signatory is a professional fiduciary of the Purchaser, acting solely in its capacity as holder of such account, as a fiduciary, executor or trustee.

3.8         Due Authorization. If the Purchaser is an individual, Purchaser has reached the age of majority in his state of domicile and is competent to enter into contracts under the law of that state. If the Purchaser is a business entity, the Purchaser is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its incorporation, and qualified to do business in the jurisdiction in which it is located, with full power and authority to purchase the Securities and to execute and deliver this Subscription Agreement.

3.9         Information. If the Company becomes subject to reporting requirements under the Securities Exchange Act of 1934, within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

3.10         Access to Information. The Purchaser or Purchaser's professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering and the Company and its business and prospects, and to obtain any additional information which the Purchaser or Purchaser's professional advisor deems necessary to verify the accuracy of the information received.

3.11         Reliance on Own Advisors. In making the investment decision to purchase the Securities, the Purchaser has relied completely on the advice of, or has consulted with, Purchaser's own tax, investment, legal or other advisors. The Purchaser has not relied on the Company or any of its affiliates, officers, Managers, attorneys, accountants, or agents.

3.12          Disclosure Documents. Purchaser has reviewed, and relied upon, the Disclosure Documents made available by the Company.

3.13          Representations True. The foregoing representations, warranties and agreements are true, correct and complete as of the date of this Purchase Agreement.

3.14         Limitations on Disposition.

(a) Without in any way limiting the representations set forth in Sections 3.1 - 3.13 above, Purchaser hereby further agrees not to make any sale, transfer or other disposition of all or any portion of the Securities unless and until:

(i)    There is then in effect a registration statement under the Securities Act covering such proposed sale, transfer or other disposition and such sale, transfer or other disposition is made in accordance with such registration statement;

(ii)    (A) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such sale, transfer or other disposition will not require registration of such Securities under the Securities Act, provided, however, that the Company will not require such an opinion of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances;

(iii)    The submission to the Company of such other evidence, as may be satisfactory to the Company, that such proposed sale, transfer or other disposition will not be in violation of the Securities Act and any applicable state securities laws or regulations; or

(iv)    The Company has determined that any transfer, sale or other disposition of the Securities will not cause the Company to have any obligation pursuant to the provisions of the Securities Exchange Act of 1934, as amended.

(b) Notwithstanding the provisions of subsection (a) immediately above, no such registration statement or opinion of counsel shall be required for a transfer to (i) any affiliate of such Purchaser as defined under Rule 144 of the Securities Act; (ii) Purchaser’s partners, stockholders, members or other equity holders; (iii) any immediate family member of a Purchaser; (iv) Purchaser’s executors or legal representatives; or (v) trustees of an inter-vivos trust or testamentary trust for the benefit of members of a Purchaser’s immediate family, provided that, in the case of the foregoing clauses (i) through (v), the transferee makes in writing the representations and warranties in favor of the Company contained in, and agrees in writing to the terms of, Section 3.14 hereof as if such transferee were the original Purchaser hereunder, all in form and substance reasonably satisfactory to the Company.

(c) The Purchaser understands and agrees that any sale, transfer or other disposition of all or any portion of the Securities in violation of the provisions of this Section 3.13 shall be null and void and prohibited, and that the Company shall not be required to recognize the same on its books and records any such purported sale, transfer or other disposition.

3.15          Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Schedule A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is located at the address or addresses of the Purchaser set forth on Schedule A.

3.16          Legends. It is understood that the certificates evidencing the Securities may bear the following legends, as applicable insubstantially the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (ii) UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE, AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

(b) Any other legend required by the securities laws of states or other jurisdictions to the extent such laws are applicable to the securities represented by the instrument so legend.

4.       Conditions to the Obligations of the Company. The obligations of the Company to sell the Note to the Purchaser are subject to fulfillment, or the waiver, of each of the following conditions on or before the Closing:

4.1          Securities Laws Approvals. The Company shall have received the requisite approvals for the sale by the Company of the Note pursuant hereto, if any, of the federal and/or state securities authorities of each jurisdiction in which such approval is required to have been obtained prior to each Closing and such approvals shall be in full force and effect on the date of each Closing.

4.2          Payment of Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price for the Note purchased in accordance with Section 1.1.

5.       General Provisions.

5.1          Entire Agreement. This Agreement, together with the Note and the Disclosure Documents (“Transaction Documents”), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

5.2          Amendment and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by both the Company and the holders of a majority of the then outstanding aggregate principal amount of Notes (the “Requisite Holders”; such consent, the “Requisite Consent”); provided that no amendment may change the principal amount, conversion rights, term or interest rate of the Note without the written consent of the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any amendment, waiver or consent affected in accordance with this section shall be binding on all Purchasers, notwithstanding that all Purchasers have not executed such amendment, waiver or consent.

5.3          Assignment. This Agreement shall bind and benefit the parties hereto and the respective successors, permitted assigns, heirs, executors and administrators of the parties. Notwithstanding the foregoing, the Company may not assign or otherwise transfer this Agreement without the Requisite Consent of the Requisite Holders, except for assignments or transfers in connection to a sale, merger or change in control of the Company. The Purchaser may not assign its rights under this Agreement, the Note without the prior written consent of the Company, except for transfers to affiliates, successors or partners of a Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.4          Headings. The headings in this Agreement are used for convenience only and are not to be considered in construing or interpreting any provision of this Agreement.

5.5          Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, excluding the choice of law rules thereof. The parties hereby irrevocably consent to the personal jurisdiction of the Federal and State courts located in Minnesota, and waive any defense based upon improper venue, inconvenient venue or lack of personal jurisdiction. Each party hereto waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents.

5.6          Notices. Any notice, demand, request or delivery required or permitted to be given by the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by facsimile transmission and confirmed by telephone or electronic transmission report, if sent during normal business hours, if not then the following business day (with a hard copy to follow by mail), (ii) on the next business day after timely delivery to a generally recognized receipted overnight courier (such as UPS or Federal Express) and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the party at such party’s address as set forth below or as subsequently modified by written notice delivered as provided herein.

If to the Company:

The trū Shrimp Company

Attention: Mr. Michael B. Ziebell

330 3rd Street

Balaton, MN 56115

Michael.ziebell@trushrimpcompany.com

Facsimile: 507-532-5740

With a copy to:

Avisen Legal,

P.A. AT&T

Tower

901 Marquette Avenue, Suite

1675 Minneapolis, Minnesota

55402 Attention: Mr. Todd

Taylor

ttaylor@avisenlegal.com

If to the Purchaser:

As set forth on Schedule A.

5.7          Expenses. Each party shall pay all of its own costs and expenses that it incurs with respect to the Closing and the performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the other Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.8         Confidentiality. Each Purchaser hereby agrees that, except with the prior written consent of the Company and except as reasonably required by such Purchaser in communications with its respective partners and affiliates with respect to financial and business performance data, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company to which such Purchaser has been or shall become privy by reason of this Agreement or the other Transaction Documents, discussions or negotiations relating to this Agreement or the other Transaction Documents, the performance of its obligations hereunder or the ownership of the Notes. The provisions of this Section 5.8 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by a Purchaser.

5.9          Counterparts; Effectiveness; Execution by Facsimile Exchange.

(a)    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(b)    This Agreement shall not be or become effective unless it shall have been executed and delivered by all of the parties hereto.

(c)    This Agreement may be executed and delivered by any party hereto by facsimile, following which the party which so executed and delivered this Agreement by facsimile shall promptly send an original executed counterpart to the other parties hereto or their respective counsel.

5.10         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.1 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

5.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.14 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and each Purchaser.

5.15 Survival of Representations and Warranties and Covenants. The representations, warranties and covenants of the parties contained herein shall survive the Closing and any transfer or disposition of the Notes.

The parties hereto have executed this Bridge Note Purchase Agreement as of the Effective Date.

THE COMPANY:	The trū Shrimp Company

By:
Name: Michael B. Ziebell
Title: Chief Executive Officer

PURCHASER:
By:
Name:
Title:

[SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT]

SCHEDULE A

Purchaser                  Principal Amount of Note Purchase Price

Name

Address

Telephone

E-mail

SSN

EXHIBIT A

FORM OF UNSECURED CONVERTIBLE NOTE

THIS CONVERTIBLE NOTE, AND THE SHARES OBTAINABLE UPON ITS CONVERSION, HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

6% UNSECURED CONVERTIBLE NOTE

OF

THE TRU SHRIMP COMPANY

Holder:	Principal Amount $________

Effective Date November 12, 2021	Minneapolis, Minnesota

THE TRU SHRIMP COMPANY, a Delaware corporation, ("Company") for value received, hereby promises to pay to _____________ ("Note Holder" or "Holder") the principal amount of twenty-five thousand dollars ($_______________) with interest on the unpaid balance of such principal amount at the rate of six percent (6%) per annum from the date of this Unsecured Convertible Note (''Note"). Interest on this Note shall be computed at six (6%) percent simple interest and shall begin to accrue on the Effective Date. The outstanding principal balance, plus accrued but unpaid interest, shall be due and paid in one lump sum on September 30, 2024 ("Maturity Date"), unless this Note is earlier redeemed or converted. Payment of interest and principal shall be made in lawful money of the United States of America at the principal office of the above-named payee or at such other place as the Note Holder shall have designated to the Company in writing. In the event any payment date is not a business day in Minneapolis, Minnesota, payment shall be made on the next succeeding business day.

This Note represents an unsecured obligation of the Company to the Note Holder.

This Note is one of a series of similar Notes issued in the Company's 2021 Unsecured Convertible Note Offering ("Offering"). The holders of the Notes issued in the Offering are referred to as the "Note Holders." Holders of a majority of the principal amount of the Notes outstanding at any time are referred to as a "Majority of Note Holders."

1.	Conversion.

1.1	Certain Definitions: For purposes of this Note:

"Conversion Price" means either (i) the price paid by investors in a Qualified Financing, or (ii) if there is no Qualified Financing by the Maturity Date, the Notes will convert into Common Stock at the offering price of the most recently closed priced offering, on a common stock equivalent basis.

"Qualified Financing" means an offering of at least $15,000,000 in equity or debt securities.

1

1.2    Mandatorv Conversion on Qualified Offering. If, prior to the Maturity Date, the Company consummates a Qualified Financing, then automatically each Note will be converted into the class and series of Shares as are sold in the Qualified Financing at the Conversion Price. The Shares obtained on such conversion are referred to as the "Conversion Shares."

1.3    Conversion at Maturity Date. If the Company has not completed a Qualified Financing prior to the Maturity Date, then, at the Maturity Date, the Note shall automatically convert into Common Stock at the offering price of the most recently closed offering on a common stock equivalent basis.

1.4	Notice of Conversion; New Note.

(a)    The Note Holder may convert this Note, on the conditions and at the conversion price described in Section 1.2 or 1.3, as applicable, by surrendering this Note, with the Notice of Conversion annexed hereto duly executed by Note Holder to the Company.

(b)    The conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been so surrendered to the Company; and at such time the rights of the Note Holder of this Note as such shall cease, and the person or persons in whose name or names any certificate or certificates for Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Conversion Shares.

1.5    Delivery of Shares Certificates; Fractional Shares. As promptly as practicable after the conversion of this Note in full or in part, and in any event within 30 days thereafter, the Company at its expense will issue and deliver to the Note Holder a certificate or certificates for the number of Conversion Shares issuable upon such conversion, plus, in lieu of any fractional Share to which Note Holder would otherwise be entitled, cash equal to such fraction of a Share multiplied by the conversion price.

2.    Reservation of Shares Issuable on Conversion. The Company will at all times prior to the Maturity Date reserve and keep available, solely for issuance and delivery upon the conversion of this Note, sufficient Conversion Shares to affect the conversion of this Note. All Conversion Shares issued upon conversion of this Note shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.

3.    Consolidation, Merger, Sale of Assets, Reorganization, etc. In the event the Company consolidates with or merges into any other corporation and shall not be the continuing or surviving corporation of such consolidation or merger, the Company, at its option, may (i) redeem all of the Notes or (ii) make proper provision so that the holder of this Note will upon conversion of this Note receive equity securities of the surviving entity as nearly equivalent as possible in kind and value to the Shares into which this Note would otherwise be convertible, provided that in the second case the surviving entity shall agree to remain liable under the Note until such conversion is finished.

2

4.	Default.

4.1    Events of Default. Each of the following events shall be an Event of Default hereunder:

(a)	Default in the payment of any interest on the Notes when due, continued for 30 days.

(b)	Default in the payment of principal or premium (if any) on the Notes when due.

(c)    If the Company or any subsidiary shall make an assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or commence voluntary or involuntary dissolution proceedings.

If an event of default under the Notes occurs and is continuing, a Majority of Note Holders may declare the Notes immediately due and payable.

4.2    Remedies on Default, etc. In case of a default in the payment of any principal of or interest on this Note, the Company will pay to the holder thereof the amount owing together with (i) simple interest at the rate per annum equal to the lower of (x) 8% and (y) the maximum rate permitted under applicable law on the amounts past due, and (ii) such additional amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No right, power or remedy conferred by this Note upon any holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.	Subordination.

(a)    The indebtedness evidenced by the Notes is subordinated to the prior payment when due (whether as stated or accelerated maturity) of the principal and premium (if any) and interest on all "Senior Indebtedness" (as defined below) (by acceleration or otherwise). The Company may make no payment on the Notes until all Senior Indebtedness is paid in full, nor may the Company make any payment on the Notes during the continuance of any event of default with respect to Senior Indebtedness entitling the holder thereof to accelerate its maturity, or if any such payment would cause such event of default (after notice of such default is given to the Company, in certain cases); provided, however, that if such default relates to any event other than the failure to pay interest or other amounts when due on the Senior Indebtedness, then the Company may pay interest on the Notes after making the required payment of such amounts owing on the Senior Indebtedness.

(b)    "Senior Indebtedness" shall include all indebtedness, whether outstanding on the date of this Note created or hereafter, that is created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof) for money borrowed from a financial institution or other bona fide lender (including obligations under capitalized leases or purchase money obligations); unless the instrument under which the indebtedness is created, incurred, assumed or guaranteed (or renewed, extended, or refunded) expressly provides that the indebtedness is not superior in the right of payment to this Note. "Senior Indebtedness" shall not include any indebtedness of the Company issued after the date of this Note which by its terms is convertible into equity securities of the Company.

3

(c)    Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of the principal and premium (if any) and interest on the Note is subordinated to the prior payment in full of all Senior Indebtedness.

6.	Limitations on Distributions.

(a)    So long as this Note is outstanding, the Company shall not declare, pay, make or set apart any sum for a distribution (whether in cash or other property) with respect to any Shares of the Company (other than distributions payable in Shares), or for the redemption, retirement, purchase or other acquisition for value of any Shares of the Company or any warrants or rights to purchase any Shares of the Company.

(b)    Notwithstanding any other provision of this Note, the Company may repurchase Shares (i) from employees whose employment with the Company is terminated and whose Shares are subject to repurchase rights on termination of employment; and (ii) as permitted under the Company's Operating Agreement.

7.    Unsecured Note. This Note, and each of the Notes issued in the Offering, is an unsecured and unguaranteed obligation of the Company.

8.    Legends. The certificates representing the Conversion Shares shall bear substantially the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

9.

Amendment of Note. The provisions of this Note may be amended or modified only with written consent of the Company and a Majority of Note Holders at the time; provided that the principal amount, interest rate, term and conversion rights may not be amended without the prior written consent of the Holder.

10.

Governing Law: Jurisdiction: Jurv Waiver. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota, excluding the choice of law rules thereof. The parties hereby irrevocably consent to the personal jurisdiction of the Federal and State courts located in Minnesota, and waive any defense based upon improper venue, inconvenient venue or lack of personal jurisdiction. Each party hereto waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Note.

4

11.	Miscellaneous.

(a)    This Note constitutes the entire agreement among the parties with regard to the subject hereof. The terms and conditions of this Note shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Note is intended to confer on any third party any rights, liabilities or obligations, except as specifically provided.

(b)	The Company signs this Note as a maker and not as a surety.

(c)    This Note may not be sold, assigned, or otherwise transferred without the prior written consent of the Company.

(d)    Any notice, consent or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given {i) if delivered by personal delivery, at the time of delivery; (ii) if sent by e-mail or fax transmission, with electronic receipt of delivery, then at the time of such delivery; or (iii) if sent by a nationally-recognized overnight courier (such as Federal Express) or US Express Mail, fees prepaid and addresses to the parties at the address listed on the signature page hereof, with confirmation of delivery requested, then on the date of delivery.

(e)    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu of this Note, a new Note of like tenor.

(f)    The Company, may, on written notice to the Holder, appoint an agent for the purposes of issuing Conversion Shares or other securities upon the conversion of this Note and of replacing or exchanging this Note, and after that appointment any such issuance, replacement, or exchange shall be made by that agent.

(g)    No holder of this Note, as such, shall be entitled to vote or receive distributions or be considered a Member of the Company for any purpose, nor shall anything in this Note be construed to confer on any holder of this Note as such, any rights of a Member of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meeting of Members, to receive distributions or subscription rights or otherwise.

(h)    Each party shall be responsible for its own fees and expenses in connection with the transactions contemplated by this Note.

(i)    The titles and subtitles used in this Note are for convenience only and are not to be used in construing or interpreting the Note.

5

UNSECURED CONVERTIBLE NOTE SIGNATURE PAGE

The trū Shrimp Company

By: ________________________________
Michael B. Ziebell, Chief Executive Officer

Address: 330 3rd Street
Balaton, MN 56115

e-mail: michael.ziebell@trushrim pcompanv.com

APPROVED

________________________________
Name

Address: _________________________

               _________________________

Email: ___________________________

6

EXHIBIT A NOTICE OF CONVERSION

(To be signed only upon conversion of Note)

To: THE TRU SHRIMP COMPANY

The undersigned, the holder of the attached Note, hereby irrevocably elects to convert the total amount of principal and accrued interest owing under the attached Note, into Common Shares of THE TRU SHRIMP COMPANY (the "Company").

The holder reaffirms the representations and warranties of Section 2 of the Convertible Note Purchase Agreement dated on or about          , 2021 ("Purchase Agreement") pursuant to which the Note was purchased, as of the date of conversion.

The holder acknowledges that the certificates representing the Shares will bear legends as described in the Purchase Agreement.

The holder requests that the certificates for those Shares be issued in its name and delivered to the following address: ____________________________________________

Dated: ______, 20__

Signature
(Signature must conform in all respects to name of holder as specified on the face of the Note.)

Address

7